Exhibit 99.1

Velo3D Announces Fourth Quarter and Full-Year 2025 Financial Results;

Unveils Long-Term Capacity Plan Envisioning up to Approximately 400 Production Systems

•
Full-year 2025 Revenue of $46 million
•
Backlog of $31 million as of December 31, 2025
•
Expects 2026 revenue between $60 million and $70 million
•
Expects to turn EBITDA positive in the second half of 2026
•
Announces demand-driven capacity plan envisioning up to approximately 400 production systems over the next decade, supported by potential asset-backed financing and expanding defense and aerospace program portfolio

FREMONT, Calif., March 24, 2026- Velo3D, Inc. (Nasdaq: VELO) ("Velo3D” or the "Company"), a leader in additive manufacturing ("AM") technology known for transforming aerospace and defense supply chains through world-class metal AM, today announced financial results for its fourth quarter and full year ended December 31, 2025.

Recent Business Developments

•
Qualified as the first additive manufacturing vendor to support the U.S. Army’s Ground Vehicle Systems Center qualification initiative, accelerating AM adoption for ground combat vehicle components.
•
Entered a Cooperative Research & Development Agreement (CRADA) with U.S. Army DEVCOM Ground Vehicle Systems Center, advancing additive manufacturing solutions to address critical defense supply chain challenges.
•
Secured a contract from the Department of War valued at $32.6 million to support Project FORGE, prototyping and qualifying AM components to eliminate defense manufacturing bottlenecks.
•
Secured a multi‑year $11.5 million full rate production Rapid Production Solutions (“RPS”) contract from a key U.S. defense prime contractor to supply essential components for a national security program.
•
Enabled Intergalactic, a GE Aerospace company, to manufacture IN718 microtube heat exchanger headers for an accelerated aviation program timeline, going from design to printed parts in weeks using Velo3D's Rapid Production Solutions (RPS) offering and Sapphire XC platform.
•
Raised $30 million through a private placement of common stock, led by institutional investors to support growth, capital expenditures and expanded RPS demand.
•
Completed an aggregated $15 million debt to equity conversion, thereby reducing debt by ~60% and substantially deleveraging the Company’s Consolidated Balance Sheet.

"We achieved double-digit revenue growth in 2025, reflecting strong demand for our Rapid Production Solutions," said Mr. Arun Jeldi, CEO of Velo3D. "Importantly, we set a new record for bookings in the fourth quarter, and with a robust backlog, we entered 2026 with tremendous momentum. Key initiatives, including the Department of War contract, multi-year defense RPS contract and adoption by the U.S. Army’s Ground Vehicle Systems Center, are accelerating our impact across defense and aerospace supply chains. Supported by private placement financing, debt-to-equity conversions that reduced outstanding debt by 60% and continued supply chain optimization, we believe we are well positioned to drive growth and deliver long-term value as we scale our operations globally."

"Demand signals across the market are strong and clear, with accelerating interest in our Rapid Production Solutions and large-format additive manufacturing capabilities," said Mr. Jeldi. "The defense sector is evolving rapidly, and as programs move from development into production and customers focus on resilient, localized supply chains, expanding our production capacity and capabilities will be critical to meeting this demand and driving the company’s growth. As individual programs scale, in some cases growing from a single production system to multiple systems within months, the compounding effect on capacity requirements is significant.”

Mr. Jeldi added, “Based on current demand trajectories and our expanding program portfolio, we have developed a long-term capacity plan envisioning up to approximately 400 production systems, ramping over the next decade, subject to securing additional financing and continued program growth. This is a practical, demand-driven buildout: as contracts grow and new programs come online, each drives incremental capacity requirements, creating a compounding growth profile. To support this expansion, we expect to raise additional capital in the near term. As an asset-rich operation, our production systems are well-suited to asset-backed debt financing, enabling us to scale our fleet with minimal dilution to shareholders. We are also exploring potential government-backed lending programs and other non-dilutive funding sources to further support capacity buildout. In addition, we are considering selective M&A opportunities in 2026 that could complement our organic growth strategy, accelerate our expansion into key defense and aerospace programs and strengthen our supply chain, particularly in feedstock and metal powder. Any equity capital raised would be targeted toward workforce expansion and operational infrastructure rather than equipment, keeping dilution low relative to the significant long-term value this growth is expected to generate. We believe this approach will allow us to scale operations, invest in manufacturing capacity and continue delivering the speed, quality and reliability our customers require for mission-critical applications."

($ in Millions, except percentages and per-share data)	4th Quarter 2025	4th Quarter 2024	FY 2025	FY 2024
GAAP revenue	$9.4	$12.6	$46.0	$41.0
GAAP gross margin	(73.6)%	(3.5)%	(16.1)%	(5.1)%
GAAP net loss[1]	($21.9)	($21.3)	($71.4)	($69.9)
GAAP net loss per share - basic and diluted	($1.03)	($12.37)	($4.33)	($82.46)

Non-GAAP net loss[2]	($11.6)	($15.0)	($41.3)	($79.4)
Non-GAAP net loss per share - basic and diluted[2]	($0.54)	($8.71)	($2.51)	($93.70)

1.
Information about Velo3D’s use of non-GAAP information, including a reconciliation to accounting principles generally accepted in the United States of America ("GAAP"), is provided at the end of this release under “Non-GAAP Financial Information”. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the Company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP.
2.
Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, loss on warrant cancellation, fair value adjustments for the Company’s warrants and earnout liabilities, impairment of equipment subject to operating lease, gain/loss on extinguishment of debt and non routine inventory adjustments for excess and obsolete inventory.

Summary of Fourth Quarter 2025 Results

Total Revenue was $9.4 million. 3D Printer and parts revenue decreased 5% compared to the fourth quarter of 2024, driven by product mix and the number of systems sold. While system sales are expected to remain the primary driver of revenue in 2026, the Company anticipates that, under its new go-to-market strategy, its RPS parts production business will contribute an increasing share of revenue.

Gross margin for the fourth quarter was (73.6)% compared to (3.5)% in the fourth quarter of 2024. This change was primarily driven by the write-down of approximately $7.0 million of obsolete inventory recorded during the quarter and production volume delays related to the government shutdown during the fourth quarter of 2025.

Operating expenses for the fourth quarter were $14.9 million compared to $20.6 million in the fourth quarter of 2024. Non-GAAP adjusted operating expenses, excluding stock-based compensation expense of $1.5 million, were $13.3 million, down from $18.9 million in the fourth quarter of 2024.

GAAP net loss for the fourth quarter was ($21.9) million compared to ($21.3) million in the fourth quarter of 2024. Non-GAAP net loss for the fourth quarter was ($11.6) million compared to ($14.8) million in the three months ended December 31, 2024. Adjusted EBITDA for the fourth quarter was ($10.0) million compared to ($11.0) million in the fourth quarter of 2024. For more information regarding the Company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Summary of Full Year 2025 Results

Revenue was $46.0 million. 3D Printer and parts revenue increased 54% compared to 2024, driven by product mix and the number of systems sold.

Gross margin for 2025 was (16.1)% compared to (5.1)% in 2024. This change was primarily driven by the write-down of approximately $7.0 million of obsolete inventory recorded during the fourth quarter. The Company expects gross margin to continue to improve going forward as historical factors become a less significant driver of margin and as a result of operational efficiencies and an anticipated ramp-up of its RPS business.

Operating expenses for 2025 were $47.5 million compared to $76.8 million in 2024. Non-GAAP adjusted operating expenses, excluding stock-based compensation expense of $7.5 million, were $40.1 million, down from $66.5 million in 2024.

GAAP net loss for 2025 was ($71.4) million compared to ($69.9) million in 2024. Non-GAAP net loss was ($41.3) million compared to ($79.4) million in 2024. Adjusted EBITDA for 2025 was ($33.3) million compared to ($58.5) million in 2024. For more information regarding the Company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

As of December 31, 2025, the Company had $39.0 million of cash and cash equivalents compared to $1.2 million as of December 31, 2024.

Guidance

Management expectations for the full year 2026 to include:

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Revenue in the range of $60 million to $70 million.
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Sequential improvement in gross margin
o
Greater than 30% gross margin in second half of 2026
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Non-GAAP adjusted operating expenses in the range of $45 million to $55 million
•
CapEx in the range of $40 million to $50 million
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The Company previously expected to achieve positive EBITDA in the first half of 2026. Based on the timing of capacity investments and revenue ramp, the Company now expects to achieve positive EBITDA in the second half of 2026.

Conference Call

The Company will host a conference call for investors to discuss its fourth quarter and full-year 2025 financial results at 5 p.m. Eastern time / 2 p.m. Pacific time on March 24, 2026. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:

Velo3D is a metal 3D printing technology company. 3D printing—also known as AM—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The Company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The Company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as Honeywell, Honda, Chromalloy, and Lam Research. Velo3D was named as one of Fast Company’s Most Innovative Companies for 2024. For more information, please visit Velo3D.com, or follow the Company on LinkedIn or X.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

###

Investor Relations:

Velo3D

Hayden IR

James Carbonara, Managing Director

investors@velo3d.com

Media Contact:

Velo3D

press@velo3d.com

Amounts herein pertaining to the Company’s fourth quarter ended December 31, 2025 results represent a preliminary estimate as of the date of this earnings release and may be revised upon filing of our Annual Report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”). Additional information on our results of operations for the three and twelve months ended December 31, 2025 will be provided upon the filing of our Annual Report on Form 10-K with the SEC.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's guidance for fiscal year 2026 (including the Company’s estimates for revenue, gross margin, operating expenses, and capital expenditures), the Company’s expectations regarding its ability to achieve positive EBITDA in the second half of 2026, the Company’s long-term capacity plan and production system targets, the Company’s expectations about future demand, growth, profitability, long-term value, capacity requirements and operational efficiencies, positive gross margins, the Company's strategic realignment and initiatives, the Company’s expectations regarding its liquidity and capital requirements, including plans to raise additional capital to support its expansion and the potential sources and uses of that capital, the Company’s expectations regarding its potential cost savings, the Company’s expectations about its market strategy and financial and operational position, the Company's expectations about M&A opportunities, and the Company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “FY 2024 10-K”) and its Quarterly Reports on Form 10-Q ("Quarterly Reports") and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the Company to execute its business plan, which may be affected by, among other things, competition, the Company’s liquidity position//lack of available cash, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the Company’s ability to continue as a going concern; (3) the Company’s ability to service and comply with its indebtedness; (4) the Company’s ability to raise additional capital in the near-term; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (6) changes in the applicable laws and regulations, and (7) other risks and uncertainties described in the FY 2024 10-K and the Quarterly Reports, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The information in the table below sets forth the non-GAAP financial measures that the Company uses in this release. Because of the inherent limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “Non-GAAP net loss per basic and diluted share”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, Non-GAAP net loss per basic and diluted share, EBITDA, Adjusted EBITDA, and Non-GAAP Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the Company's business.

The following tables reconcile Net Loss to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Non-GAAP Adjusted Operating Expenses during the periods below:

Velo3D, Inc.

Non-GAAP Net Loss Reconciliation

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	($ In thousands)
Revenue	$9,441	$12,626	$45,973	$41,003
Gross profit (loss)	(6,946)	(444)	(7,404)	(2,085)
Net Loss	$(21,897)	$(21,276)	$(71,362)	$(69,865)
Stock-based compensation	2,175	1,912	9,509	11,931
Loss on warrant cancellation	—	—	11,357	—
(Gain) loss on fair value of warrants	96	(183)	1,140	(32,094)
Impairment of equipment subject to operating lease	1,066	—	1,066	—
Gain on fair value of contingent earnout liabilities	(10)	—	(10)	(1,445)
(Gain) loss on debt extinguishment	—	(2,619)	—	4,904
Non-routine inventory adjustment for excess and obsolete inventory	6,979	7,179	6,979	7,179
Non-GAAP Net Loss	$(11,591)	$(14,987)	$(41,321)	$(79,390)

Velo3D, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	($ In thousands)
Revenue	$9,441	$12,626	$45,973	$41,003
Net Loss	(21,897)	(21,276)	(71,362)	(69,865)
Interest expense	524	3,048	4,364	15,968
Provision (benefit) for income taxes	34	(20)	117	(20)
Depreciation and amortization	1,026	968	3,518	4,912
EBITDA	$(20,313)	$(17,280)	$(63,363)	$(49,005)
Stock-based compensation	2,175	1,912	9,509	11,931
Loss on warrant cancellation	—	—	11,357	—
(Gain) loss on fair value of warrants	96	(183)	1,140	(32,094)
Impairment of equipment subject to operating lease	1,066	—	1,066	-
Gain on fair value of contingent earnout liabilities	(10)	—	(10)	(1,445)
(Gain) loss on debt extinguishment	—	(2,619)	—	4,904
Non-routine inventory adjustment for excess and obsolete inventory	6,979	7,179	6,979	7,179
Non-GAAP Adjusted EBITDA	$(10,007)	$(10,991)	$(33,322)	$(58,530)

Velo3D, Inc.

Non-GAAP Adjusted Operating Expenses Reconciliation

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	($ In thousands)
Revenue	$9,441	$12,626	$45,973	$41,003
Operating expenses
Research and development	3,283	2,895	10,653	15,543
Selling and marketing	2,415	1,518	6,766	12,888
General and administrative	9,163	16,234	30,097	48,399
Total operating expenses	$14,861	$20,647	$47,516	$76,830
Stock-based compensation recorded in operating expenses	1,533	1,733	7,465	10,284
Non-GAAP Adjusted operating expenses	$13,328	$18,914	$40,051	$66,546

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	The three months ended December 31,		The twelve months ended December 31,
	2025	2024	2025	2024
Revenue
3D Printer and parts	$7,585	$7,980	$39,183	$25,368
Recurring payment	—	100	70	1,054
Support services	1,696	4,546	6,196	9,581
Other	160	—	524	5,000
Total Revenue	9,441	12,626	45,973	41,003
Cost of revenue
3D Printer and parts	13,822	11,797	47,211	34,159
Recurring payment	—	124	12	866
Support services	2,565	1,149	6,154	8,063
Total cost of revenue	16,387	13,070	53,377	43,088
Gross profit (loss)	(6,946)	(444)	(7,404)	(2,085)
Operating expenses
Research and development	3,283	2,895	10,653	15,543
Selling and marketing	2,415	1,518	6,766	12,888
General and administrative	9,163	16,234	30,097	48,399
Total operating expenses	14,861	20,647	47,516	76,830
Loss from operations	(21,807)	(21,091)	(54,920)	(78,915)
Interest expense	(524)	(3,048)	(4,364)	(15,968)
Gain (loss) on fair value of warrants	(96)	183	(1,140)	32,094
Gain on fair value of contingent earnout liabilities	10	—	10	1,445
Loss on warrant cancellation	—	—	(11,357)	—
Gain (loss) on debt extinguishment	—	2,621	—	(4,904)
Other income (expense), net	554	39	526	(3,637)
Loss before income taxes	(21,863)	(21,296)	(71,245)	(69,885)
(Provision) benefit for income taxes	(34)	20	(117)	20
Net loss	$(21,897)	$(21,276)	$(71,362)	$(69,865)

Net loss per share:
Basic	$(1.03)	$(12.37)	$(4.33)	$(82.46)
Diluted	$(1.03)	$(12.37)	$(4.33)	$(82.46)
Shares used in computing net loss per share:
Basic	21,290,201	1,720,262	16,486,845	847,265
Diluted	21,290,201	1,720,262	16,486,845	847,265

Velo3D, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$39,013	$1,212
Accounts receivable, net	6,263	3,723
Inventories	27,083	49,953
Contract assets	2,039	500
Prepaid expenses and other current assets	4,564	2,336
Total current assets	78,962	57,724
Property and equipment, net	13,094	14,270
Equipment subject to operating lease, net	1,629	3,673
Other assets	11,663	13,513
Total assets	$105,348	$89,180
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,301	$18,538
Accrued expenses and other current liabilities	7,915	3,511
Debt – current portion	6,305	5,666
Contract liabilities	9,281	10,285
Total current liabilities	33,802	38,000
Long-term debt – less current portion	24,710	—
Contingent earnout liabilities	1	11
Warrant liabilities	109	2,167
Other noncurrent liabilities	8,570	9,338
Total liabilities	67,192	49,516
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value – 500,000,000 shares authorized at December 31, 2025 and December 31, 2024, 24,607,630 and 12,993,962 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	5	4
Additional paid-in capital	536,294	466,441
Accumulated other comprehensive loss	—	—
Accumulated deficit	(498,143)	(426,781)
Total stockholders’ equity	38,156	39,664
Total liabilities and stockholders’ equity	$105,348	$89,180

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	The twelve months ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(71,362)	$(69,865)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,518	4,912
Amortization of debt discount and deferred financing costs	3,306	13,637
Stock-based compensation	9,509	11,931
Gain on exchange of debt for common stock	—	(2,619)
Change in fair value of warrants	1,140	(32,094)
Change in fair value of contingent earnout liabilities	(10)	(1,445)
Impairment of equipment subject to operating lease	1,066	—
Loss on warrant cancellation	11,357	—
Reserve for excess and obsolete inventory	6,979	7,179
Non-cash cost of issuance of common stock warrants on BEPO Offering	—	1,311
Loss on debt extinguishment	—	7,525
Non-cash warrant issuance in connection with August warrant inducement	—	2,439
Provision for credit losses	1,392	2,786
Loss on sale/disposal of fixed assets	24	11
Realized loss on available-for-sale securities	—	23
Changes in operating assets and liabilities
Accounts receivable	(3,932)	3,074
Inventories	11,783	6,121
Contract assets	(1,539)	7,010
Prepaid expenses and other current assets	(2,539)	1,824
Other assets	1,706	3,952
Accounts payable	(2,668)	(743)
Accrued expenses and other liabilities	4,404	(2,578)
Contract liabilities	(846)	5,150
Other noncurrent liabilities	(926)	(2,218)
Net cash used in operating activities	(27,638)	(32,677)
Cash flows from investing activities
Purchase of property and equipment	(2,715)	(9)
Reimbursement of previously incurred leasehold expenditures	—	1,084
Sales of property and equipment	—	20
Proceeds from the sale of available-for-sale securities	—	3,172
Proceeds from maturity of available-for-sale investments	—	3,500
Net cash (used in) provided by investing activities	(2,715)	7,767
Cash flows from financing activities
Proceeds from secured notes	15,000	500
Repayment of secured notes	(2,627)	(11,750)
Proceeds from equipment loan	10,000	—
Payments for issuance cost related to equipment loan	(19)	—
Gross proceeds from December 2025 PIPE Offering	30,000	—
Payments for issuance cost related to December 2025 PIPE Offering	(2,033)	—
Gross proceeds from August 2025 Offering	20,126	—
Payments for issuance cost related to August 2025 Offering	(2,303)	—
Proceeds from capital raise — August Warrant Inducement	—	1,695
Gross proceeds from BEPO Offering	—	12,000
Payments for issuance cost related to the BEPO Offering	—	(1,300)
Issuance of common stock upon exercise of stock options	—	315
Net cash provided by financing activities	68,144	1,460
Effect of exchange rate changes on cash and cash equivalents	5	(4)
Net change in cash and cash equivalents	37,796	(23,454)
Cash and cash equivalents and restricted cash at beginning of period	1,840	25,294
Cash and cash equivalents and restricted cash at end of period	$39,636	$1,840

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	The twelve months ended December 31,
	2025	2024
Cash and cash equivalents	$39,013	$1,212
Restricted cash (Other assets)	623	628
Total cash and cash equivalents and restricted cash	$39,636	$1,840